As filed with the Securities and Exchange Commission May 18, 1999.
                              File No. 333-_______
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                   --------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
-------------------------------------------------------------------------------


                         CAROLINA FIRST BANCSHARES, INC.
               (Exact Name of Issuer as Specified in its Charter)

                North Carolina                               56-1655882
         (State or Other Jurisdiction of                  (I.R.S. Employer
         Incorporation or Organization)                   Identification Number)

                               236 E. MAIN STREET
                        LINCOLNTON, NORTH CAROLINA 28093
                                 (704) 732-2222
             (Address, including zip code, and telephone number of
                          Principal Executive Offices)

          Carolina First BancShares, Inc. 1999 Long-Term Incentive Plan
                            (Full Title of the Plan)

           James E. Burt, III                               Copy to:
    Carolina First BancShares, Inc.                    Michael L. Stevens
           402 E. Main Street                           Alston & Bird LLP
    Lincolnton, North Carolina 28093                   One Atlantic Center
             (704) 732-2222                      1201 West Peachtree Street, NW
(Name and address of agent for service)            Atlanta, Georgia 30309-3424
                                                         (404) 881-7970

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                            Proposed              Proposed
        Title of Securities             Amount to            Maximum              Maximum             Amount of
          to be Registered            be Registered      Offering Price          Aggregate        Registration Fee
                                                          Per Unit (1)       Offering Price (1)
---------------------------------------------------------------------------------------------------------------------
Common Stock, $2.50 par value          500,000 (2)          24.0625              12,031,250           3,345

---------------------------------------------------------------------------------------------------------------------

(1) Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market System on May 17, 1999.
(2) Amount to be registered includes 500,000 shares which may be granted pursuant to the Carolina First BancShares, Inc. 1999 Long-Term Incentive Plan, plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

PART I          INFORMATION REQUIRED IN The Section 10(a) Prospectus

         (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Carolina First BancShares, Inc. 1999 Long-Term Incentive Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

         (b) Upon written or oral request, the "Registrant" will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The documents are incorporated by reference in the
Section 10(a) prospectus. The Registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information, should be directed to Janet H. Hollar at (704) 732-2222.

PART II.        INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and deemed to be a part hereof:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998; and

         (3) The description of Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.       Description of Securities

         Not Applicable.

Item 5.       Interests of Named Experts and Counsel

         Not Applicable.

Item 6.       Indemnification of Directors and Officers

         The provisions of the North Carolina Business Corporation Act ("NCBCA") and the Registrant's Articles and Bylaws set forth the extent to which the Registrant's directors and officers may be indemnified against liabilities they may incur while serving in such capacities.

         The provisions for indemnification contained in Article IX of The Registrant's Articles are summarized below.

         Section 9.01 provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal(hereinafter, a "proceeding"), by reason of the fact:

(i) that he or she is or was a director or Board-elected officer of the Corporation, or

         (ii) that he or she, being at the time a director or Board-elected officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other entity, including service with respect to an employee benefit plan (collectively, "another entity" or "other entity"), whether either in the case of clause (i) or in the case of clause (ii) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such other entity, or (y) in any other capacity related to the Corporation or such other entity while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Part 5 of Article 8, including
Section 55-8-57 (or successor provision or provisions) of the NCBCA as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees and charges, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection therewith. The persons indemnified by this Article IX are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, trustee, officer, employee or agent of such other entity; and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Notwithstanding the foregoing, except as may be provided in the Bylaws or by the Board of Directors, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee unless such proceeding (or portion thereof) was authorized by the Board of Directors (but this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought by the indemnitee in any proceeding). The right to indemnification conferred in this Article IX: (i) shall be a contract right; (ii) shall not be affected adversely as to any indemnitee by any amendment of these Articles of Incorporation with respect to any alleged action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Bylaws, include the right to be paid by the Corporation the reasonable expenses (including attorneys' fees and charges) incurred in defending any such proceeding in advance of its final disposition.

         Section 9.02 provides that the rights to indemnification and to the advancement of expenses conferred in this Article IX are not intended to be and shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The Bylaws may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article IX.

         Section  9.03  provides  that  the  Corporation   may,  to  the  extent
authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any other officer, employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of another entity) or to any person who is or was a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another entity, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article IX incases of the indemnification and advancement of expenses of directors and Board-elected officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors. If so indemnified, such person shall be included in the term "indemnitee" or "indemnitees" as used in this Article IX and in the Bylaws of the Corporation.

         The provisions relating to indemnification contained in Article XII of The Registrant's Bylaws are summarized below.

         Section 1 provides that the provisions of the Bylaws relating to indemnification are intended to supplement the indemnification provisions in the Articles of Incorporation pursuant to Sections 9.2 and 9.3 thereof. To the extent that such provisions in the Bylaws are inconsistent with the Articles, the provisions of the Articles of Incorporation shall govern. Terms defined in the Articles have the same meaning in the Bylaws.

         Section 2 provides that the Corporation may indemnify and advance expenses to its other officers, employees and agents to the same or any lesser extent as to its directors and Board-elected officers, as set forth in the Articles of Incorporation and in the Bylaws, and, if so indemnified, such persons shall be included in the term "indemnitee" or "indemnitees" as used in the Bylaws.

         Section 3 provides that if and to the extent the NCBCA requires, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 9.1 of the Articles of Incorporation (hereinafter an "advancement of expenses") shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no
further  right  to  appeal  (hereinafter  a  "final   adjudication")  that  such
indemnitee is not entitled to be indemnified for such expenses under the Articles of Incorporation or otherwise.

         Section 4 provides  that if a claim for  indemnification  under Section
9.1 of the Articles of Incorporation is not paid in full by the Corporation within 60days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the

                                      11-3
indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee is not entitled to indemnification by reason of Section 55-8-57 of the NCBCA (or any successor provision or provisions). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee is not entitled to indemnification by reason of Section 55-8-57 of the NCBCA (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of Directors, special legal counsel, or its shareholders) that the indemnitee is not entitled to indemnification by reason of such statutory limit, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under the Articles of Incorporation or the Bylaws or otherwise, shall be on the Corporation.

         Section 5 provides that the Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another entity against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NCBCA.

         Section 6 provides that in the event that any of the provisions of the Bylaws (including any provision within a single section, paragraph or sentence)is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

         The NCBCA's provisions for indemnification are summarized below.

         Section 55-8-51 of the NCBCA authorizes a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (i) he conducted himself in good faith;(ii) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and
(b) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (ii)(b) above. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described above. A corporation may not indemnify a director under this Section: (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under this
Section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding. The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this Section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

                                      11-4

         Section 55-8-52 provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

         Section 55-8-53 provides that expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

         Section 55-8-54 provides that unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines that (i) the director is entitled to mandatory indemnification under Section 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or (ii) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in
Section 55-8-51 or was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, as described in
Section 55-8-51, but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

         Section 55-8-55 provides that a corporation may not indemnify a director under Section 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in
Section 55-8-51. The determination shall be made by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; or if a quorum cannot be obtained, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; or by special legal counsel (i) selected by the board of directors or its committee in the manner prescribed above if a quorum of the board of directors cannot be obtained under subdivision and a committee cannot be designated, selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or by the shareholders, but shares owned by or voted under the control of directors who  are at the  time  parties  to  the  proceeding  may  not  be  voted  on the determination. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled to select counsel, as described above.

         Section 55-8-56 provides that unless a corporation's articles of incorporation provide otherwise an officer of the corporation is entitled to mandatory indemnification under Section 55-8-52, and is entitled to apply for court-ordered indemnification under Section 55-8-54, in each case to the same extent as a director. The corporation may indemnify and advance expenses under the NCBCA to an officer, employee, or agent of the corporation to the same extent as to a director; and may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

         Section 55-8-57 provides that in addition to the indemnification provided for in the previous Sections, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this Section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein. The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this Section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this Section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in Section 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors. A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

         The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

Item 7.       Exemption from Registration Claimed

         Not Applicable.

Item 8.       Exhibits

         See Exhibit Index, which is incorporated herein by reference.

Item 9.       Undertakings

(a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii)  To  include  any  material   information  with
         respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnton, State of North Carolina, on the 30th day of April, 1999.


                         CAROLINA FIRST BANCSHARES, INC.


                           By: /s/ JAMES E. BURT, III
                                         James E. Burt, III
                      President and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Burt, III and Janet H. Hollar, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons as of the 30th day of April, 1999 in the capacities indicated.

Name                                  Capacity                        Date


/s/ JAMES E. BURT, III      President, Chief Executive Officer,   April 30, 1999
-------------------------   and Director
James E. Burt, III          (Principal Executive Officer)


/s/ JANET H. HOLLAR         Treasurer                             April 30, 1999
-------------------------   (Principal Financial and Accounting
Janet H. Hollar             Officer)


/s/ HAROLD D. ALEXANDER     Director                              April 30, 1999
-------------------------
Harold D. Alexander


/s/ CHARLES A. JAMES        Director                              April 30, 1999
-------------------------
Charles A. James

/s/ WALTER H. JONES, JR.
-------------------------   Director                              April 30, 1999
Walter H. Jones, Jr.


/s/ JACK L. LUTZ            Director                              April 30, 1999
-------------------------
Jack L. Lutz


/s/  SAMUEL C. KING, JR.    Director                              April 30, 1999
-------------------------
Samuel C. King, Jr.


/s/ HARRY D. RITCHIE        Director                              April 30, 1999
-------------------------
Harry D. Ritchie


/s/ THOMAS M. ROBBINS       Director                              April 30, 1999
-------------------------
Thomas M. Robbins


/s/ L.D. WARLICK, JR.       Director                              April 30, 1999
-------------------------
L. D. Warlick, Jr.


/s/ ESTUS B. WHITE          Director                              April 30, 1999
-------------------------
Estus B. White


                                  EXHIBIT INDEX

       Exhibit Number                          Description
            4.1           Amended and Restated  Articles of Incorporation of
                          Carolina First BancShares,  Inc.  (Incorporated by
                          reference  to  Exhibit  3.1  to  the  Registrant's
                          Registration Statement on Form S-4 (File No.
                          333-59729).)

            4.2           Amended  and  Restated  Bylaws of  Carolina  First
                          BancShares,  Inc.  (Incorporated by  reference  to
                          Exhibit  3.2  to   the  Registrant's  Registration
                          Statement on Form S-4 (File No. 333-59729).)

            5.1           Opinion of Alston & Bird LLP

            23.1          Consent of Alston & Bird LLP(included in Exhibit 5.1)

            23.2          Consent of KPMG LLP

            24.1          Power of Attorney (included on signature page)
